As filed with the Securities and Exchange Commission on June 8, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Heritage-Crystal Clean, Inc.
(Exact name of registrant as specified in its charter)

Delaware	8221	26-0351454
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)
2175 Point Boulevard,
Suite 375
Elgin, IL 60123
(847) 836-5670
(Address, including zip code and telephone number,
including area code, of registrant’s principal executive offices)
Joseph Chalhoub
President and Chief Executive Officer
Heritage-Crystal Clean, Inc.
2175 Point Boulevard, Suite 375
Elgin, IL 60123
(847) 836-5670
(Name, address, including zip code and telephone number,
including area code, of agent for service)
Copies to:

Mark A. Harris	Larry A. Barden
Heidi J. Steele	Robert L. Verigan
McDermott Will & Emery LLP	Sidley Austin LLP
227 W. Monroe Street, Suite 4700	1 S. Dearborn Street
Chicago, Illinois 60606	Chicago, Illinois 60603
     Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ File No. 333-166925
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed maximum
Title of each class of securities	Amount to be	Offering Price Per	aggregate offering	Amount of
to be registered	Registered	Share	price	registration fee
Common Stock, $0.01 par value per share	287,500(1)(2)	$8.00(3)	$2,300,000(1)(2)(3)	$163.99(4)

(1)	Includes shares issuable pursuant to the exercise of the underwriter’s option to purchase additional shares to cover over-allotments, if any.

(2)	The 287,500 shares being registered under this Registration Statement are in addition to the 3,162,500 shares registered pursuant to the Registration Statement on Form S-1 (File No. 333-166925).

(3)	Based on the public offering price.

(4)	The amount of filing fee equals $71.30 per million of the maximum aggregate offering price.

     This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE
This registration statement on Form S-1 is being filed with respect to the registration of additional shares of common stock, par value $0.01 per share, of Heritage-Crystal Clean, Inc., a Delaware corporation (the “Company”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement includes the registration statement facing page, this page, the signature page, an exhibit index, an opinion of counsel regarding the legality of the securities being registered and a related consent, and the consents of the Company’s current and former independent registered public accounting firms. This registration statement relates to the Company’s registration statement on Form S-1, as amended (File No. 333-166925), initially filed by the Company on May 18, 2010 and declared effective by the Securities and Exchange Commission (the “Commission”) on June 8, 2010. The Company is filing this registration statement for the sole purpose of increasing the aggregate number of shares of common stock offered by the Company by 287,500 shares, 37,500 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of common stock to cover over-allotments, if any. Pursuant to Rule 462(b), the contents of the registration statement on Form S-1, as amended (File No. 333-166925), including the exhibits and the power of attorney thereto, are incorporated by reference into this registration statement.
The Company hereby certifies to the Commission that (i) it has instructed its bank to pay the Commission the filing fee set forth in the cover page of this registration statement by wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business on June 9, 2010); (ii) it will not revoke such instruction; (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee; and (iv) it will confirm receipt of such instructions by its bank during the bank’s regular business hours no later than June 9, 2010.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16. Exhibits and Financial Statement Schedules
(a)	Exhibits

Exhibit
Number	Exhibit

5.1	Opinion of McDermott Will & Emery LLP
23.1	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm
23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm
23.3	Consent of McDermott Will & Emery LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (incorporated by reference to the signature page included with the Registration Statement on Form S-1 of the Registrant (File No. 333-166925)).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elgin, State of Illinois, on this 8th day of June, 2010.

Heritage-Crystal Clean, Inc.
/s/ Joseph Chalhoub
Name: Joseph Chalhoub
Title: President, Chief Executive Officer and Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on June 8, 2010.

Signature	Title

/s/ Joseph Chalhoub	President, Chief Executive Officer and Director (Principal Executive Officer of the Registrant)

Joseph Chalhoub

/s/ Gregory Ray	Chief Financial Officer, Vice President, Business Management and Secretary (Principal Financial Officer of the Registrant)

Gregory Ray

/s/ Ellie Chaves	Chief Accounting Officer of the Registrant

Ellie Chaves

*	Director

Fred Fehsenfeld, Jr.

*	Director

Donald Brinckman

*	Director

Bruce Bruckmann

*	Director

Carmine Falcone

*	Director

Charles E. Schalliol

*	Director

Robert W. Willmschen, Jr.

* Pursuant to Power of Attorney

/s/ Gregory Ray

Attorney-in-fact

EXHIBIT INDEX
The following exhibits are filed herewith:

5.1	Opinion of McDermott Will & Emery LLP
23.1	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm
23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm
23.3	Consent of McDermott Will & Emery LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (incorporated by reference to the signature page included with the Registration Statement on Form S-1 of the Registrant (File No. 333-166925)).